Exhibit 99.8

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

KRAFT FOODS TO HOST INVESTOR WEBCAST TO DISCUSS POSSIBLE OFFER FOR CADBURY PLC

Analyst and Investor Conference Call / Webcast Today at 8 a.m. BST for European investors and at 8 a.m. EDT / 7 a.m. CDT on Tuesday, Sept. 8, for U.S. investors

Northfield, Illinois, Sept. 7 /PRNewswire/ — Kraft Foods (NYSE: KFT) will be conducting an analyst and investor conference call / webcast today to discuss its proposed combination with Cadbury plc (LSE: CBRY). The company will hold an investor conference call / webcast today at 8 a.m. BST and an additional call at 8 a.m. EDT / 7 a.m. CDT on Tuesday, Sept. 8, 2009. Chairman and Chief Executive Officer Irene B. Rosenfeld will be presenting on both calls.

Participants can access the Monday, Sept. 7, conference call by dialing 0845 401 9097 in the U.K. and +44 (0) 203 003 2666 outside the U.K. The conference call and accompanying slides will also be available to all interested parties via webcast. To access the webcast, please visit Kraft Foods’ web site, www.kraftfoodscompany.com. A replay of the conference call will be available approximately two hours following the conclusion of the call. It can be accessed by dialing +44 (0) 208 196 1998, conference code #7318330.

Participants can access the Tuesday, Sept. 8, conference call by dialing (888) 874-9470 in the U.S. and (973) 935 8772 outside the U.S. All callers can use the conference code # 29108340. The conference call and accompanying slides will be available to all interested parties via webcast. To access, please visit Kraft Foods’ web site, www.kraftfoodscompany.com. A replay of the conference call will be available approximately two hours following the conclusion of the call. It can be accessed in the U.S. by dialing (800) 642-1687. Callers in locations other than the U.S. can access the replay by dialing (706) 645-9291. All callers can use the conference code #29108340.

The webcasts will also be archived on the Kraft Foods web site, www.kraftfoodscompany.com.

For information on the proposed combination, please go to www.transactioninfo.com/kraftfoods.

A video interview with Kraft Foods Chairman and Chief Executive Officer Irene B. Rosenfeld is available for viewing at www.transactioninfo.com/kraftfoods.

Broadcast media will be able to download the interview at www.transactioninfo.com/kraftfoods.

FORWARD-LOOKING STATEMENTS

This announcement contains forward-looking statements regarding our possible offer to combine with Cadbury plc. Such statements include statements about the benefits of the proposed combination, expected future earnings, revenues and cost savings and other such items, based on our plans, estimates and projections. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors include, but are not limited to, the possibility that the possible offer will not be pursued and the risk factors set forth in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this announcement except as required by applicable law or regulation.

ADDITIONAL U.S.-RELATED INFORMATION

This announcement is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cadbury plc or Kraft Foods. Subject to

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

future developments, we may file a registration statement and/or tender offer documents with the SEC in connection with the proposed combination. Cadbury plc shareholders should read those filings, and any other filings made by us with the SEC in connection with the proposed combination, as they will contain important information. Those documents, if and when filed, as well as our other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at our website at www.kraftfoodscompany.com.

Enquiries:

Kraft Foods
Perry Yeatman (Media)	+1 847 646 4538
Chris Jakubik (Investors)	+1 847 646 5494

Brunswick Group
Richard Jacques	+44 20 7404 5959
Steve Lipin	+ 1 212 333 3810